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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our report dated April 26, 1996 on the financial statements and the financial highlights of FPA Crescent Portfolio (formerly "The Crescent Fund"), a series of shares of the UAM Funds Trust. Such financial statements and financial highlights are incorporated by reference in the Post-Effective Amendment No. 16 to the Registration Statement on Form N-1A of UAM Funds Trust. We also consent to the references to our Firm in the Registration Statement and Prospectus.

                                /s/ TAIT, WELLER & BAKER
                                    TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 8, 1997